As filed with the Securities and Exchange Commision on September 19, 2003 Registration No. 333-________

                       SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON  D.C.  20549

                                    FORM  S-8

             REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                                Date of Report: September 19, 2003


                        TELECOMMUNICATION PRODUCTS, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

Colorado                           0-11882                     84-0916299
- ---------------------            ----------                 -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


              9175 Wilshire Blvd., Suite B, Beverly Hills, CA 90210
            --------------------------------------------------------
                    (Address of principal executive offices))


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 281-2571 (Address, Including Zip Code and Telephone Number, of Principal Executive
                                    Offices)


                         CORPORATE  CONSULTING  AGREEMENTS
                            (Full  Title  of  the  Plan)

                                Robert Russell
     Chairman  of  the  Board,  Chief  Executive  Officer  and  President
                      9171 Wilshire Boulvard, Suite B, Beverly Hills,
                                California 90210
                      (Name,  Address  and  Telephone  Number,
                   including  Area  Code,  of  Agent  for  Service)


                               CALCULATION  OF  REGISTRATION  FEE



                                                         Proposed
                                                         Maximum                          Maximum
                                                         Amount            Proposed       Aggregate         Amount of
Title of Securities . . . . . . . . . . . . . . . . . .  To Be             Offering       Offering          Registration
To Be Registered. . . . . . . . . . . . . . . . . . . .  Registered        Per Share      Price             Fee
------------------------------------------------------   ---------------   ------------    ---------------   ---------------

Common Stock, par value
..001 per share . . . . . . . . . . . . . . . . . . . .       2,129,275 (1)     0.125 (2)  $    266,159       $   21.53
------------------------------------------------------   ---------------   ------------    ---------------   ---------------

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on September,17 2003


                                     PART  I

              INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.     INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     The Registrant will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Telecommunication Products Inc. 9171 Wilshire Boulvard, Suite B Beverly Hills, C A 90210.

                                     PART  II
               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     c) The description of the common stock, no par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-KSB.

     All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.





ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director or officer or employee of registrant. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by the Colorado Business Corporation Act, our articles of incorporation, eliminate, with certain exceptions, the personal liability of our directors to us and our shareholders for monetary damages as a result of a breach of fiduciary duty. This provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of fiduciary duty. The Colorado Business Corporation Act provides that a corporation has the power to: (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by these parties if specified standards of conduct are met and (ii) purchase and maintain insurance on behalf of any of these persons against liabilities incurred by them in these capacities. Our articles of incorporation also provide for indemnification of our officers, directors, agents and employees against expenses or liability reasonably incurred by them in any action, suit or proceeding in which they are made parties by reason of being or having been one of our officers, directors, agents or employees, to the full extent required or permitted by Colorado law.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable.

ITEM  8.     EXHIBITS

Exhibit  No.  Description
------------  -----------



     5.1    Opinion  of  Marc A. Biederman,  Esq.

     23.1   Consent  of  Counsel  (included  in  Exhibit  5.1 hereto).

     23.2   Consent  of  Larry O Donnell  &  Co., CPA
..
     99.1 Consulting Agreement between Registrant and Steven Boylan dated April 2 , 2003

     99.2 Employment Agreement Between the Registrant and Robert C. Russell (filed as Exhibit 10.1 to the Registrant's Report on Form 10-KSB on July 1, 2002 and incorporated herein by reference.)

     99.3 Employment Agreement Between the Registrant a Dennis H. Johnson (filed as Exhbit 10.2 to the Registrant's Report on Form 10-KSB on July 1, 2002 and incorporated herein by reference.)

ITEM  9.     UNDERTAKINGS

(a)     The  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities
Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Beverly Hills, State of California on the 19th day of September 2003.

                              Telecommunication Products Inc


                              By:  /s/  Robert Russell
                              --------------------
                              Robert Russell
                              President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.

                           TITLE                          DATE
                            -----                         ----

/s/  Robert Russell         Chairman  of  the  Board,     September  19,  2003
-------------------         Chief  Executive  Officer,
Robert Russell              President  and  Director


/s/  Dennis Johnston        Director                      September  19,  2003
-----------------------
Dennis Johnston


/s/  Igor Loginau           Director                      September  19,  2003
--------------------
Igor Lognau